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                                EXHIBIT NO. 16
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                         [BDO SEIDMAN, LLP LETTERHEAD]

July 2, 1998

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on July 1, 1998, to be filed by our former client, Scangraphics, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP
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BDO Seidman, LLP